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                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
                               STATEMENT OF RATIOS

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                              (DOLLARS IN THOUSANDS)

                                                                                          ADJUSTED
                                           2002            2001            2000             1999 (2)       1999              1998
Gross premium to surplus ratio:

   Gross written premium                $1,163,397       $1,014,833     $  972,154                      $  576,184       $  500,962
   Policyholders' surplus                  523,807          401,393        326,249                         315,474          369,401
   Premium to surplus ratio (1)              222.1%           252.8%         298.0%                          182.6%           135.6%

(Gross premium to surplus ratio = gross written premium divided by policyholders' surplus)

Net premium to surplus ratio:

    Net written premium                 $  545,475       $  371,409     $  283,947                      $  150,261     $  123,315
    Policyholders' surplus                 523,807          401,393        326,249                         315,474        369,401
    Premium to surplus ratio (1)             104.1%            92.5%          87.0%                           47.6%          33.4%

(Net premium to surplus ratio = net written premium divided by policyholders' surplus)

Loss ratio:
   Incurred loss and loss
     adjustment expense                 $  313,744       $  266,537     $  190,272     $  119,093       $  160,908     $   95,435
   Net earned premium                      506,371          341,779        267,481        146,850          150,304        142,108
   Loss ratio (1)                             62.0%            78.0%          71.1%          81.1%           107.1%          67.2%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense                 $  130,578       $   88,461     $   76,548     $   33,427       $   34,220     $   19,417
   Net written premium                     545,475          371,409        283,947        145,200          150,261        123,315
   Expense ratio (1)                          23.9%            23.8%          27.0%          23.0%            22.8%          15.7%

(Expense ratio = underwriting expense divided by net written premium)

   Combined ratio (1)                         85.9%           101.8%          98.1%         104.1%           129.9%          82.9%

(Combined ratio = loss ratio plus expense ratio)

(1) Calculated for our insurance companies on the basis of statutory accounting principles.

(2)      Excluding the effects of the provision for reinsurance in 1999

                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
                               STATEMENT OF RATIOS
                                   (continued)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                   (DOLLARS IN THOUSANDS)

                                                                            ADJUSTED
                               2002           2001            2000           1999 (2)      1999            1998
Loss ratio:
   Incurred loss and
     loss adjustment
     expense                  $306,491       $267,390       $198,470       $109,650       $109,650       $ 91,302
   Net earned premium          505,521        342,787        267,647        141,362        141,362        143,100
   Loss ratio (3)                 60.6%          78.0%          74.2%          77.6%          77.6%          63.8%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense       $128,528       $ 88,192       $ 56,223       $ 29,661       $ 73,123       $ 30,700
   Net earned premium          505,521        342,787        267,647        141,362        141,362        143,100
   Expense ratio (3)              25.4%          25.7%          21.0%          21.0%          51.7%          21.5%

(Expense ratio = underwriting expense divided by net earned premium)

   Combined ratio (3)             86.0%         103.7%          95.2%          98.6%         129.3%          85.3%

(Combined ratio = loss ratio plus expense ratio)

(2)      Excluding the effects of the provision for reinsurance in 1999.

(3) Calculated for our insurance companies on the basis of generally accepted accounting principles.